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May 15, 1996

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Prudential-Bache Capital Return Futures Fund L.P. dated May 14, 1996.

Yours truly,

Deloitte & Touche LLP
New York, New York